Exhibit 3.5

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                ORTHODONTIX, INC.

                          Document Number P95000091803

1. The name of the corporation filing these Articles of Amendment is Orthodontix, Inc. (the "Corporation").

2. Article I of the Articles of Incorporation of the Corporation is amended as follows to change the Corporation's name:

                                 Article I-Name

The name of the corporation is Protalix BioTherapeutics, Inc. (the
"Corporation").

3. The foregoing amendment was duly adopted by unanimous written consent of the directors and a majority of the shareholders of the Corporation on December 14, 2006.

      IN WITNESS WHEREOF, the undersigned President and Secretary of Orthodontix, Inc. have executed these Articles of Amendment on behalf of the Corporation on this 26th day of February, 2007.

                                            ORTHODONTIX, INC.

                                            By: /s/ David Aviezer
                                                --------------------------------
                                                Name:  David Aviezer, Ph.D.
                                                Title: President and
                                                       Chief Executive Officer